EXHIBIT 10.53
TIME WARNER CABLE INC.
Addendum To RSU Agreement
Acceleration of RSUs During Severance Period
     WHEREAS, the Participant and the Company are subject to the terms of an employment agreement with an effective date prior to January 1, 2010 (“Pre-2010 Employment Agreement”);
     WHEREAS, the Participant’s Restricted Stock Unit Agreement dated on or after January 1, 2010 (the “RSU Agreement”) states, among other things, that unless an employment agreement provides for more favorable equity treatment, unvested RSUs shall vest on a pro-rata basis immediately upon the Participant’s involuntary termination of employment without cause that is not due to the Participant’s Performance;
     WHEREAS, the Pre-2010 Employment Agreement allows for the more favorable treatment of continued vesting of RSUs through the Participant’s severance period after a Participant’s involuntary termination of employment without cause, whether or not due to Performance, and after a Participant’s voluntary termination of employment due to the Company’s material breach of the Participant’s Pre-2010 Employment Agreement; and
     WHEREAS, in the event of such a termination of employment during the term of the Pre-2010 Employment Agreement (including during any automatic month-to-month extension of the term), the parties desire to provide for the more favorable vesting treatment, but with payment accelerated to termination of employment rather than on the scheduled vesting dates of the RSUs.
     NOW, THEREFORE, in consideration of the terms hereinafter set forth, the parties agree as follows:
     1. The following provisions of this Addendum are incorporated into and hereby made a part of the RSU Agreement. Such provisions are effective immediately and shall continue in effect during the term of the Pre-2010 Employment Agreement. This Addendum shall modify and supersede any contrary provisions of the RSU Agreement and the Pre-2010 Employment Agreement.
     2. All capitalized terms in this Addendum, to the extent not otherwise defined herein, shall have the meanings assigned to them in the RSU Agreement.
     3. For purposes of this Addendum, “Severance Period” means the period of time during which the Participant receives salary continuation payments and is entitled under the

Pre-2010 Employment Agreement to continued treatment as an employee of the Company for equity compensation purposes as determined by the Company.
     4. If, during the term of the Pre-2010 Employment Agreement, the Participant’s Employment with the Company and its Affiliates is (i) terminated by the Company or its Affiliates and such termination is not for Cause and not at a time when the Participant is eligible for Retirement or (ii) terminated by the Participant under circumstances entitling the Participant to salary continuation payments under the Pre-2010 Employment Agreement, then this Section 4 shall apply, and Section 5(c) of the RSU Agreement shall not apply. If this Section 4 applies, the Participant will be vested immediately upon Participant’s termination of Employment in (w) all RSUs and related Retained Distributions that would vest on any Vesting Date that occurs during the Severance Period, and (x) a pro rata portion of the RSUs and related Retained Distributions that were scheduled to vest on the next Vesting Date following the expiration of the Severance Period. Such pro rata portion will be determined as follows:
(y) the number of RSUs and related Retained Distributions covered by the portion of the Award that were scheduled to vest on such upcoming Vesting Date, multiplied by;
(z) a fraction, the numerator of which shall be the number of days from the Vesting Date immediately preceding such Vesting Date (or the Date of Grant if there was no prior Vesting Date) during which the Participant was (1) employed by the Company or any Affiliate and (2) to be covered under the Severance Period, and the denominator of which shall be the number of days from such immediately preceding Vesting Date (or the Date of Grant if there was no prior Vesting Date) through the next succeeding Vesting Date.
If the product of (y) and (z) results in a fractional share, such fractional share shall be rounded to the next higher whole share. Shares subject to such RSUs shall be issued or transferred and the related Retained Distributions shall be paid to the Participant within sixty (60) days of the Participant’s Employment termination date. The RSUs and any related Retained Distributions shall be completely forfeited if they are not vested under this Section 4; provided that, if the Participant becomes eligible for Retirement during the Severance Period, Participant shall vest in all RSUs and related Retained Distributions as of the end of the Severance Period.

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